Exhibit 10.1


             AGREEMENT BETWEEN EDUCATIONAL VIDEO CONFERENCING, INC. AND ADELPHI UNIVERSITY, FOR THE OFFERING OF INTERACTIVE
                                TELEVIDEO COURSES

                               W I T N E S S E T H

     AGREEMENT made this 13th day of May, 1997 between Adelphi University, Garden City, New York (hereinafter "Adelphi"), and Educational Video Conferencing Inc., (hereinafter "EVC") a New York corporation with offices located at 325 Mile Square Road, Yonkers, New York 10701.

     WHEREAS, Adelphi is a not-for-profit institution of higher education duly certified by the Education Department of the State of New York and accredited by the Middle States Association to offer undergraduate and graduate courses, and

     WHEREAS, EVC is a domestic corporation engaged in the business of providing access to such courses to students by way of Interactive Televideo, and

     WHEREAS, Adelphi and EVC wish to enter into a mutually beneficial agreement whereby EVC will provide access to Adelphi courses to such students,

     NOW, THEREFORE in consideration of $10.00 in good funds paid by EVC to Adelphi, as well as the mutual covenants contained herein, the parties hereby agree as follows:

     1. a) EVC shall have the right, for the duration of this agreement and any renewal hereof, in conjunction with Adelphi, to offer courses included in the Adelphi Undergraduate Business and MBA programs and General Education courses via Interactive Televideo/Distance Learning (hereinafter "ITV/DL") commencing with the Fall Semester, 1997.

        b) For the purposes of this agreement, ITV/DL shall be defined as live, two way video conferencing, either over desktop computers or video conferencing room systems, as the case may be, in which the student can see and hear the professor/instructor and the professor/instructor can see and hear the individual student. In addition, subject to both parties written approval, ITV/DL may be defined as two-way audio, one-way video.

        c) EVC and Adelphi agree that the minimum class size for the offering of an ITV/DL course shall be FOURTEEN (14) students, unless the parties mutually agree to offer a course with less than FOURTEEN (14) students.

     2. EVC will provide, either directly or through corporate contracts, all hardware (except personal computers, modems, keyboards and monitors which shall be provided by the students), software, accessories and telecommunications equipment (collectively referred to as "equipment") necessary to provide access for Adelphi courses to ITV/DL students. Students taking courses on desktop computers must have computers with the technological capacity to receive EVC's interactive transport signal and function as an ITV/DL desktop system. The parties acknowledge that it is the goal of EVC to solicit students from corporations with substantial tuition reimbursement, and that EVC shall address all student equipment issues In any event, Adelphi shall not be responsible for the cost of any equipment whatsoever.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS
EXHIBIT.

     3. a) EVC is responsible for and shall pay all such costs for marketing, advertising, promotion, etc. regarding EVC's offering of access to Adelphi courses. Adelphi shall provide to EVC copies of all brochures, catalogues, posters, etc. applicable for courses being offered.

        b) Adelphi will, whenever feasible, include ITV/DL courses, offered through EVC, in any course advertisements, promotions, marketing plans, etc., which may be directed at the target market.

        c) Adelphi will prepare and provide to EVC copies of class schedules, course4 descriptions and necessary registration materials to be offered through EVC.

     4. Adelphi assumes no responsibility or cost for obtaining or providing telecommunication signal transport for students dialing in for courses.

     5. Adelphi shall provide rooms capable of becoming teaching stations. This includes the installing and maintaining of adequate telephone lines (T-1, ISDN and regular telephone lines), electrical outlets and lighting. EVC shall inform Adelphi by June 1, 1997 of the number of classrooms required for the Fall 1997 semester. Subsequent to the Fall 1997 semester, EVC shall advise Adelphi of any additional room requests ninety (90) days prior to the date classes are to be offered. The teaching stations are to be installed and paid for by EVC. Ass equipment in the teaching stations provided by EVC shall remain the exclusive property of EVC.

     6. All equipment is the sole and exclusive property of EVC, including but not limited to any and all patents, copyrights and trademarks, if any, associated therewith. All classroom, course and program materials or other information supplied by Adelphi, and all rights and interests in said material will remain the sole and exclusive property of Adelphi.

     7. a) EVC is responsible for the maintenance, repair and/or replacement, when necessary, of televideo equipment supplied to Adelphi for ITV/DL courses.

        b) EVC will provide reasonably prompt service for repair or replacement of defective interactive televideo equipment and software as necessary.

        c) EVC shall provide and Adelphi will be responsible for the reasonably prompt repair and/or replacement of interactive televideo equipment located at Adelphi which may be damaged through improper or unauthorized use.

        d) Adelphi is responsible for the repayment to EVC of the cost of replacement of any EVC equipment which is lost or stolen while in Adelphi's custody and control within 60 days of Adelphi being notified of the theft or loss.

     8. Neither party shall utilize the other's name or any associated names, trademarks, copyrights, etc., without prior written consent. Such permission shall not be unreasonably denied.


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

     9. a) EVC will provide initial faculty development reasonably required for the offering of Adelphi courses through EVC. Thereafter, Adelphi agrees to provide faculty or personnel who have received said initial training to assist EVC in training any new faculty or personnel. EVC shall provide any updated training which may from time to time become necessary hereunder.

        b) Adelphi shall be responsible for obtaining the services of all faculty participating in the ITV/DL courses, including but not limited to said faculty's salary, benefits (if any) and verification of qualifications. EVC assumes no responsibility for any costs associated therewith.

     10. EVC is solely responsible to provide site locations for ITV/DL students to participate in Adelphi courses. Adelphi assumes no responsibility for obtaining or maintaining said sites, nor for any rent or other costs associated therewith.

     11. EVC is not responsible for curriculum, course content, faculty qualifications, course materials or any other aspect of the academic content of any courses offered hereunder. However, Adelphi acknowledges the expertise of EVC in delivering ITV/DL courses and agrees to be receptive to EVC input as to modification of course content and method of delivery consistent with required academic standards.

     12. EVC agrees to make every reasonable effort to maintain its equipment in good working order. However, EVC is not responsible for service or repair delays or interruption of service caused by strikes, labor actions, power outages (other than those limited to site locations alone), acts of God or other matters beyond EVC's control.

     13. Adelphi hereby acknowledges that the ITV/DL program is targeted toward the non-traditional student market and therefore agrees to offer ITV/DL courses at dates and times appropriate to the target market, but only between the hours of 8:00 a.m. and 11:00 p.m., seven days per week. The parties acknowledge that implementing the foregoing may require the cooperation of certain Adelphi collective bargaining units, insofar as same may be reasonably necessary and Adelphi agrees to use all reasonable efforts to staff classes during that time.

     14. a) The parties hereby acknowledge that this agreement is not intended by the parties to facilitate the offering of college degrees, degree programs or a course of study which may lead to a degree or certificate, and neither party shall represent or advertise that the ITV/DL programs shall result in the awarding of degrees or that it is a degree program or a course of study leading to a degree or certificate.

        b) In the event that, after offering individual classes, the parties desire to modify the program in order to offer degrees or degree programs through ITV/DL, the parties agree that appropriate accreditation for degree programs will be sought from the Middle States Association of Colleges and Schools, so as not to negatively impact on Adelphi's current accreditation with N.Y.S. Department of Education and/or Middle States.

        c) In the event that degrees, degree programs and/or courses of study leading to a degree or certificate, are offered pursuant to sub paragraph "14. b)" above, then and in that event all other provisions of this agreement shall apply with equal force and effect to said courses or classes offered in conjunction therewith.

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

          d) Adelphi shall attempt to obtain and/or maintain all New York State Department of Education, Middle States Association, and any other approval and accreditation necessary to the offering of college courses and credits under the applicable New York State law. Should Adelphi lose its accreditation at any time during the term of this agreement or any renewal hereof, EVC shall have the right to cancel this contract at the end of the semester in progress, if applicable, or immediately if no semester is underway.

     15. a) Adelphi shall be responsible for all of its own administrative functions (admissions, etc.) associated with the offering of ITV/DL courses through EVC. EVC will reasonably assist with the administrative functions of admissions and academic advising.

        b) Adelphi will provide all necessary administrative forms, applications, catalogues, etc., and written instructions to EVC in advance and it is understood by the parties that EVC is merely a conduit and assumes no liability whatsoever for the accuracy or correctness of the information in said forms provided by Adelphi nor for return of any of the aforesaid documents to Adelphi.

        c) Adelphi shall hire an employee, who is subject to EVC's approval, to work at Adelphi on a part time or full time basis as registration demand requires. This employee shall be responsible for all aspects of the admission process for students applying to Adelphi under this contract. A job description detailing the responsibilities is attached as Exhibit "B". The employee shall report directly to Executive Director of Admissions at Adelphi. Adelphi shall pay the employee and the employee's salary and benefits shall be deducted from the monthly payment set out in paragraph 16a to EVC by Adelphi. The employee is an Adelphi employee and shall be subject to all Adelphi's policies and procedures, programs and benefits. EVC shall reimburse Adelphi for all recruitment expenses.

        d) EVC has the right to recommend termination of the employee to Adelphi University. If, after the University's personnel procedures are completed, the employee is not terminated, that employee shall be reassigned within the University and a new employee shall be hired under the terms set forth in paragraph (15) above.

     16. a) Adelphi shall pay to EVC, on the 10th day of each month, [*] and retain [*] of the adjusted gross tuition actually collected by Adelphi the preceding month, from any source whatsoever, from or on behalf of any student registered for courses being offered through EVC's ITV/DL program, said payments to commence the month immediately following the collection of any such tuition by Adelphi.

        b) For the purposes of this agreement, adjusted gross tuition shall mean tuition less any refunds or deductions for a check returned for insufficient funds, loss of financial aid, refunds or cost of collection, etc., it being understood that cost of collection includes the use of outside agencies only, not the expense incurred by Adelphi personnel collection tuition.


[*]  Confidential Portion.

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

        c) Adelphi shall present to EVC, along with each monthly payment, a written list of any an all adjustments or credits utilized to compute the aforementioned "adjusted gross tuition", which list shall include the student's name and social security number, together with a brief description of the reason for the adjustment.

        d) Commencing on December 10, 1997, and continuing on the 10th day of every month thereafter, Adelphi will supply EVC with a list of all students who have applied to Adelphi, and/or registered for courses through EVC, the said list to include as available, each student's name, address, telephone number, social security number, registration status, student loans and payment status.

        e) EVC shall have the right, on a semi-annual basis, to examine the books and records of Adelphi, pertaining to all students taking courses through EVC, in order to audit and adjust any accounts due and owing the respective parties.

        f) EVC shall require that each student registering for a course offered through EVC sign a waiver and release granting EVC access to said student's records, said waiver and release form to be provided to Adelphi by EVC, the format of which shall be subject to Adelphi's approval, which approval shall not be unreasonably withheld.

     17. Simultaneously with the signing of this agreement EVC's parent company, Interactive Learning Systems, Inc. and Adelphi shall enter into a warrant agreement. The warrant shall grant Adelphi an option to purchase 75,000 shares of common stock of Interactive Learning Systems, Inc. at a purchase price per share equal to 120% of the Initial Public Offering price of such common stock. This option shall be exercisable at any time beginning one year from the effective date of the registration statement and ending six years after the date of such registration statement. The complete terms of the warrant agreement are annexed as Exhibit A.

     18. a) Adelphi will provide a minimum of six (6) rooms which will accommodate teaching stations in order to facilitate all ITV/DL courses emanating from its campus and will grant EVC, its agents and subcontractors, reasonable access to said facilities as is required for proper installation, operation, maintenance and repair of all equipment contemplated herein, including but not limited to ITV/DL equipment and telephone lines. All such vendors shall maintain appropriate insurance as approved by Adelphi's Associate Director of Business Affairs.

        b) Classrooms at Adelphi equipped for ITV/DL may not be used by the University for any class, function or other purpose, without the prior written permission of EVC.

        c) EVC equipment may be used by Adelphi for purposes which do not infringe on the rights of EVC hereunder, or tend to impact negatively on the success of the program contemplated by this agreement, with the prior written permission of EVC, whenever the said equipment is not in use by EVC.

     19. Adelphi News and Public Relations Department will provide reasonable cooperation with EVC in promoting Adelphi ITV/DL course offerings.

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

     20. Adelphi and EVC will, whenever possible, cooperate in applying for and obtaining any grants, awards, stipends, fellowships, etc., which are mutually beneficial to the parties.

     21. Adelphi shall maintain academic control over all courses and will be receptive to EVC input as to ITV/DL presentation, as said forth in paragraph eleven (11) above.

     22. Adelphi will assign at least one person who at all times will act as liaison between Adelphi and EVC.

     23. Term of Agreement

        a) The basic term of this agreement shall be FIVE (5) YEARS.

        b) The parties hereby acknowledge the necessity for allowing ITV/DL students continuity and ongoing access to courses and programs.

        c) In light of the foregoing, the parties agree that commencing September 1, 1998, and every September 1st thereafter, this agreement shall automatically be extended for an additional period of ONE (1) YEAR, subject to the conditions hereinafter contained.

        d) In the event that either party should desire not to automatically extend this agreement, then and in that event, such party shall so notify the other in writing, by Certified Mail, Return Receipt Requested, no later than June 1st of any given year, after which the agreement will not be extended for an additional ONE (1) YEAR, but will have only the FOUR (4) YEARS of the existing term remaining.

     24. Non-Disclosure and Non-Compete

        a) Adelphi acknowledges that by entering into this agreement it will be gaining access to certain technology, procedures and markets which are the property and trade secrets of EVC. Adelphi agrees that, for the duration of this agreement and any extensions hereof, as well as for a period of ONE (1) YEAR immediately following any termination or expiration thereof, Adelphi will use its best efforts to make sure that none of its employees disclose, directly or indirectly, to any person, corporation or entity, any of the procedures, technology, software, hardware, etc., employed by EVC in providing Interactive Computer or Televideo Communication services in connection herewith, and will not knowingly grant access for any competitor or potential competitor to view, examine, copy and/or photograph, any of the procedures (including training manuals, if any), technology, equipment, software, etc., as referred to above, without the prior written permission of EVC. Adelphi hereby acknowledges that any violation of this section will cause irreparable harm to EVC.

        b) Adelphi further agrees that it will not disclose to any person, corporation or entity the terms of this agreement without the prior written consent of EVC.

        c) During the term of this agreement, Adelphi agrees not to offer ITV/DL classes independently of EVC, to any company under contract with EVC. It Adelphi terminates this contract, Adelphi agrees not to offer any ITV/DL courses to companies under contract with EVC at the time of the termination, for a one year period. Each year at renewal and upon request, EVC shall provide Adelphi University with a list of all companies under contract with EVC.

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     25. Damages Limitation

        a) It is expressly agreed and understood that neither party shall be liable for incidental, special or consequential damages for any breach or violation of this agreement.

     26. The foregoing constitutes the entire agreement between the parties, and any other agreements or representations, whether verbal or written, if not contained herein, are void, of no effect, and are not binding upon the parties.

     27. No valid modification, amendment, or deletion may be made to this agreement except in writing and executed by the parties in substantially the same manner as this agreement.

     28. Any and all notices required hereunder shall be by Certified Mail, Return Receipt Requested, to each party's last known address and shall be deemed given at the time of mailing.

     29. If any portion of this agreement shall be found to be void, voidable or unenforceable, it shall not effect the validity of the remainder of the agreement.

     30. The parties agree that any disputes or disagreements arising hereunder or in connection herewith shall be settled by binding arbitration before the American Arbitration Association at their offices located in Garden City, New York and that any judgment awarded thereunder may be entered in any court of appropriate jurisdiction, and will have full force and effect therein.

     31. This agreement shall be construed in accordance with, and governed by, the laws of the State of New York.

     In witness whereof the parties have hereunto set their hands and seal the date first appearing above.


Educational Video Conferencing, Inc.


By: /s/ Dr. John J. McGrath
    ------------------------------
    Dr. John J. McGrath, President


Adelphi University


By: /s/ Catherine Hennessey
    --------------------------------
    Catherine Hennessy
    Vice President of Finance & Treasurer